CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
OptiCon Systems, Inc.

We hereby consent to the use in this Registration Statement of OptiCon Systems, Inc. on Form 10-SB 12G, of our report dated February 7, 2007 for our audits of the financial statements of OptiCon Systems, Inc. as of June 30, 2006 and for the two-year period ended June 30, 2006, and to all references to our firm included in this Registration Statement.

/s/ Herman, Lagor, Hopkins & Meeks, P.A.

Herman, Lagor, Hopkins & Meeks, P.A.
Tampa, Florida
May 5, 2007